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                                                                   Exhibit 2.1




         Agreement and Plan of Merger Filed as Appendix A to Proxy Statement/Prospectus Non-Material Schedules to Agreement and Plan of Merger:

1.       Disclosure Schedule;

2.       Exhibit A, Certificate of Merger;

3. Exhibit B-1, Form of Lucent and Prancer Acquisition, Inc. Tax Representation Letter;

4.       Exhibit B-2, Form of Prominet Tax Representation Letter;

5.       Exhibit C, Form of Employment Agreement with Lucent;

6.       Exhibit D, Form of Non-Competition and Non-Disclosure Agreement;

7.       Exhibit E, Form of Escrow Agreement; and

8. Exhibit F, Form of Letter From Prancer Affiliates Addressed to Lucent Pursuant to Rule 145.

         Upon request any of these omitted schedules will be furnished supplementally to the Commission pursuant to Regulation S-K Item 601(b)2.